Exhibit 99.1
IN THE UNITED STATES DISTRICT COURT
FOR THE SOUTHERN DISTRICT OF OHIO
EASTERN DIVISION

MILTON RUDI, Plaintiff, vs. LESLIE WEXNER, et al., Defendants, and L BRANDS, INC., Nominal Defendant.	Case No. 2:20-cv-3068 Judge Michael H. Watson Magistrate Judge Elizabeth P. Deavers

NOTICE OF PENDENCY AND PROPOSED
SETTLEMENT OF DERIVATIVE ACTIONS
TO:     ALL PERSONS AND ENTITIES WHO HELD L BRANDS, INC. COMMON STOCK AS OF JULY 29, 2021.
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. This Notice relates to a proposed settlement (“Settlement”) of the following derivative actions: Rudi v. Wexner, et al., Case No. 2:20-cv-3068 (S.D. Ohio) (“Ohio Action”) and Lambrecht v. Wexner, et al., C.A. No. 2021-0029-JTL (Del. Ch.) (“Delaware Action”) (together, the “Litigations”), as well as litigation demands and demands to inspect the Company’s books and records under Section 220 of the Delaware General Corporation Law made by L Brands, Inc. stockholders (together, the “Settling Matters”). If the Court approves the proposed Settlement, you will be forever barred from contesting the fairness, adequacy, and reasonableness of the proposed Settlement and from pursuing the Released Stockholder Claims.
All capitalized terms used in this Notice that are not otherwise defined herein have the meanings provided in the Stipulation and Agreement of Settlement entered into on July 29, 2021 (“Stipulation”), by and among (1) the Oregon Department of Justice, as chief legal advisor to the Oregon State Treasurer, on behalf of the Oregon Public Employee Retirement Fund (“Oregon”); (2) Milton Rudi (“Rudi”); (3) Detroit Police and Fire Retirement System (“Detroit”); (4) Nancy A. Lambrecht, Co-Trustee of the Amanda Greenfield 2012 Irrevocable Trust (“Lambrecht”);

(5) John Giarratano (“Giarratano”); and (6) Maryann Kualii (“Kualii”) (collectively with Oregon, Rudi, Detroit, Lambrecht, and Giarratano, the “Settling Shareholders”); (7) current and former members of the Board of Directors of L Brands, Inc. (the “Board”): Leslie H. Wexner, Abigail S. Wexner, Allan R. Tessler, Gordon Gee, Raymond Zimmerman, Patricia S. Bellinger, Donna A. James, Michael G. Morris, Sarah E. Nash, Robert H. Schottenstein, Anne Sheehan, Stephen D. Steinour, David T. Kollat, and Dennis S. Hersch (collectively, the “Board Members”); (8) former officers of L Brands, Inc.: Leslie H. Wexner and Edward Razek (the “Officers,” and, together with the Board Members, the “Individual Defendants”); (9) nominal defendant L Brands, Inc. (“L Brands” or the “Company,” and, together with the Individual Defendants, the “Defendants”); and (10) the Special Committee of the L Brands Board (the “Special Committee,” and, together with the Settling Shareholders and the Defendants, the “Parties”).
THIS NOTICE PROVIDES ONLY A SUMMARY OF THE MATERIAL TERMS OF THE SETTLEMENT AND RELEASES. You can obtain more information by reviewing the Stipulation, which is available on the Bath & Body Works, Inc. (“Bath & Body Works”) and Victoria’s Secret & Co. (“Victoria’s Secret”) investor relations websites at https://www.bbwinc.com/investors and victoriassecretandco.com/investors and on Settling Shareholders’ Counsel’s websites at www.scott-scott.com/sdsettlements/lbrands/, https://www.cohenmilstein.com/case-study/l-brands-inc-derivative-litigation, https://www.blbglaw.com/cases-investigations/l-brands, https://www.quinnemanuel.com/the-firm/news-events/quinn-emanuel-announces-notice-of-settlement-with-victoria-s-secret-parent/#rootNodeId=1054&pageNumber=1&byNewsType=1749, https://www.bernlieb.com/featured-cases/giarratano-v-l-brands-inc/, and https://deleeuwlaw.com/l-brands-settlement.
Because the Settlement involves the resolution of derivative actions, which were brought on behalf of and for the benefit of the Company, and stockholder litigation and books and records demands, the benefits from the settlement will go to L Brands (which, as defined in the Stipulation, includes its successors Bath & Body Works and Victoria’s Secret). Individual L Brands Stockholders will not receive any direct payment from the Settlement. ACCORDINGLY, THERE IS NO PROOF OF CLAIM FORM FOR STOCKHOLDERS TO SUBMIT IN CONNECTION WITH THIS SETTLEMENT.
STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY ACTION IN RESPONSE TO THIS NOTICE.
I.PURPOSE OF NOTICE
1.The purpose of this Notice is to explain the Settling Matters, the terms of the proposed Settlement of those litigations and stockholder litigation and books and records demands, and how the proposed Settlement affects L Brands’ Stockholders’ legal rights. This Notice is issued pursuant to an Order of the United States District Court for the Southern District of Ohio, Eastern Division (the “Court”) dated August 25, 2021 (“Preliminary Approval Order”), and further pursuant to the requirements of the Federal Rules of Civil Procedure, including Rule 23.1.

2.The Court will hold a hearing on January 18, 2022 at 11:00 a.m., either in person at the United States District Court for the Southern District of Ohio, 85 Marconi Boulevard, Columbus, Ohio 43215 (the “Settlement Hearing”), or by telephone or video conference (in the discretion of the Court), to consider whether the Judgment, substantially in the form of Exhibit D to the Stipulation, should be entered: (i) approving the terms of the Settlement as fair, reasonable, and adequate and in the best interests of L Brands (which, as defined in the Stipulation, includes its successors Bath & Body Works and Victoria’s Secret) and L Brands’ Stockholders; (ii) dismissing with prejudice the Ohio Action against Defendants pursuant to the terms of the Stipulation; and (iii) ruling upon Settling Shareholders Counsel’s application for a Fee and Expense Award. You have a right to participate in the Settlement Hearing.
3.This Notice describes the rights you may have in the Settling Matters and pursuant to the Stipulation and what steps you may take, but are not required to take, in relation to the Settlement.
II.BACKGROUND OF THE SETTLING MATTERS
A.Factual Background
4.The Settlement arises out of the Litigations and Demands alleging breaches of fiduciary duty, among other claims, against certain current and former officers and directors of L Brands. The Settling Shareholders alleged that the Individual Defendants breached their fiduciary duties in connection with, among other things, (1) an alleged pattern of sexual harassment and retaliation by certain executives at the Company; (2) alleged failures of oversight by the Board; (3) alleged ties between the Company and Jeffrey Epstein; and (4) alleged corporate waste.
5.The Individual Defendants deny the allegations made by the Settling Shareholders in the Litigations and Demands.
B.The Ohio Action
6.On May 19, 2020, Plaintiff Rudi filed a stockholder derivative action in the Court of Common Pleas of Franklin County, Ohio, asserting a claim for breach of fiduciary duty against certain of the Individual Defendants (Rudi v. Wexner, et al., Case No. 20CV003259). Prior to filing suit, Plaintiff Rudi had made a litigation demand on the Board (dated February 6, 2020; supplemented April 3, 2020). On June 16, 2020, defendants removed the action to the Court. On July 6, 2020, the parties to the action informed the Court that the L Brands Board had created a Special Committee of directors that had been delegated the full power and authority of the Board to review, investigate, and evaluate the subject matter of litigation demands made by Plaintiff on the Board on February 12, 2020 and April 3, 2020 and to take any action it deems reasonably necessary and in the best interests of the Company and its stockholders to address those demands or their subject matter, including any claims or litigation relating to their subject matter.

7.In the July 6, 2020 filing, the parties to the action also agreed to stay the proceedings in light of the Special Committee’s ongoing work. On December 29, 2020, the parties to the action agreed to extend the stay of proceedings because the Special Committee’s work was ongoing. At a March 26, 2021 status conference, they informed the Court that the Parties had agreed to participate in a mediation session on April 21, 2021 with the Hon. Layn Phillips. The Court extended the stay on March 26, 2021. In a June 29, 2021 joint status report, the parties to the action informed the Court that the Parties had participated in a second mediation session with Judge Phillips on June 14, 2021, which had resulted in the Parties signing a term sheet setting forth the material terms of the Settlement (the “Term Sheet”). The Court extended the stay to August 30, 2021 so that the Parties could formalize the Settlement.
C.The Delaware Action
8.On January 12, 2021, Lambrecht filed a stockholder derivative action in the Delaware Court of Chancery, asserting claims for breach of fiduciary duty and waste against the Individual Defendants (Lambrecht v. Wexner, et al., C.A. No. 2021-0029-JTL). Prior to filing suit, Lambrecht had made a litigation demand on the Board (dated July 10, 2020).
D.The Books and Records Requests and the 220 Action
9.On February 7, 2020, Oregon made a demand to inspect books and records pursuant to Section 220 of the Delaware General Corporation Law (“Section 220”). The demand sought to investigate alleged breaches of fiduciary duty by officers and directors of L Brands. Oregon made supplemental books and records demands on February 25, 2020 and May 7, 2020. The Company produced documents in response to Oregon’s books and records requests.
10.On February 12, 2020, Giarratano served L Brands with a books and records demand pursuant to Section 220, seeking to investigate alleged breaches of fiduciary duty by officers and directors of L Brands. On June 4, 2020, Giarratano filed a Section 220 action in the Delaware Court of Chancery to obtain the requested books and records (Giarratano v. L Brands, Inc., C.A. No. 2020-0437-JRS). One month before the scheduled trial date of November 23, 2020, the Company agreed to produce documents in response to Giarratano’s books and records request. The action was voluntarily dismissed by stipulation on October 29, 2020.
E.The Detroit Police and Fire Litigation Demand
11.On February 23, 2021, Detroit made a litigation demand on the Board, via counsel for the Special Committee, making similar factual allegations as Plaintiff Rudi and requesting similar relief.

F.The Special Committee
12.On May 14, 2020, the Board formed the Special Committee and delegated it the full power and authority of the Board to review, investigate, and evaluate the subject matter of the Demands and to take any action it deems reasonably necessary and in the best interests of the Company and its stockholders, on behalf of the Board and the Company, to address the Demands or their subject matter and any stockholder demands, claims, or litigation that may be asserted arising out of the Demands or relating to their subject matter. The Special Committee was empowered to retain its own independent advisors and undertook over the course of many months a thorough and independent investigation of the allegations and claims asserted in the Demands and Litigations. Following its investigation, the Special Committee determined that it would not be in the best interests of the Company or its stockholders to pursue litigation, but that those interests might well be served by attempting to resolve the claims in the Demands and Litigations through a global settlement.
G.The Meet and Confer Process and Extensive Settlement Negotiations
13.In advance of the proposed mediation, Settling Shareholders reviewed internal documents produced by L Brands. These documents included, among other things, (1) minutes, agendas, board packages, and other materials relating to regularly conducted and special meetings of the Board and Board committees; (2) internal L Brands policies, including the Code of Conduct, investigation manuals, and policies and procedures; and (3) materials relating to the independence of the members of the Special Committee. Settling Shareholders also conducted numerous meetings and phone calls with the Special Committee’s counsel. Settling Shareholders’ Counsel pressed the Special Committee and Wachtell Lipton for detailed descriptions of the Special Committee’s process and progress in its investigation, for production of relevant documents, and to explore possible paths to resolution. Settling Shareholders’ Counsel also shared investigation suggestions and results of Settling Shareholders’ own independent investigations as to the alleged wrongdoing by Defendants. To that end, several of the Settling Shareholders’ Counsel made detailed presentations to the Special Committee concerning their own investigations, investigative suggestions for the Special Committee, and potential reforms.
14.Settling Shareholders’ Counsel have engaged in extensive settlement negotiations with Defendants, spanning many months. The settlement negotiations were mediated through the Hon. Layn R. Phillips (Ret.) of Phillips ADR. The Parties engaged in a full-day mediation on April 21, 2021. Judge Phillips presided, and the mediation session was held by Zoom.
15.While no final resolution was reached at that time, the Parties continued their dialogue, including through frequent working group sessions, with the ongoing assistance of the mediator. Over several sessions, the working group negotiated the detailed Management & Governance Measures that form part of the Settlement and are attached to the Stipulation as Exhibit E.

16.On June 14, 2021, the Parties engaged in another full-day mediation. After the Parties reached an agreement in principle, Settling Shareholders’ Counsel negotiated a term sheet setting forth the material terms of the Settlement.
17.Following the agreement to the material terms of the Settlement, Settling Shareholders took discovery consisting of interviewing one member of the Special Committee and representatives of counsel for the Special Committee, and reviewing relevant documents produced by the Special Committee. This discovery confirmed that the terms of the Settlement are fair and reasonable to L Brands and its stockholders and that it is in the best interests of the Company and its stockholders to enter into the Stipulation.
18.The Parties thereafter reached a definitive agreement to settle the Litigations and Demands, upon the terms and conditions set forth in the Stipulation, dated July 29, 2021.
19.On August 25, 2021, the Court entered the Preliminary Approval Order in connection with the Settlement which, among other things, preliminarily approved the Settlement, authorized this Notice to be provided to Current Company Stockholders, and scheduled the Settlement Hearing to consider whether to grant final approval of the Settlement.
III.TERMS OF THE SETTLEMENT
20.In consideration of the Settlement and the releases provided therein, and subject to the terms and conditions of the Stipulation, the Parties have agreed to the following Settlement Consideration for L Brands (which, as defined in the Stipulation, includes its successors Bath & Body Works and Victoria’s Secret).
21.The Company will implement and maintain the Management & Governance Measures detailed in Exhibit E to the Stipulation, throughout L Brands, including, among other things: (i) supplementing the existing Code of Conduct with standalone policies on (a) sexual harassment, (b) reporting, and (c) anti-retaliation; (ii) strengthening and clarifying the process for reporting and investigating claims of sexual harassment (including hostile work environment), gender discrimination, and retaliation related to the same (the “Subject Conduct”); (iii) conforming the Company’s policy regarding nondisclosure agreements to be consistent with New York law and not enforcing provisions of previously-entered agreements that prohibit a complainant from discussing the underlying facts and circumstances of a sexual harassment claim; (iv) exempting claims of Subject Conduct from mandatory arbitration provisions; (v) instituting new and enhanced employee and Board training regarding harassment and workplace civility; (vi) requiring contractor compliance with L Brands policies; (vii) collecting and evaluating data related to harassment and retaliation; (viii) maintaining a Diversity, Equity, & Inclusion (“DEI”) Council; (ix) retaining a DEI consultant; and (x) updating Board committee charters to reflect oversight and responsibility over the subject matter of the reforms.
22.Such reforms shall be in place throughout the Company for a period of five (5) years from the Effective Date of the Settlement. A detailed list of the Management & Governance Measures to be implemented is attached to the Stipulation as Exhibit E.

23.The Company shall undertake to implement the Management & Governance Measures within six months of approval of the Settlement, except for the measures related to surveys and data collection, which the Company shall undertake to implement within one year of the Settlement.
24.In order to provide appropriate funding for the Management & Governance Measures, L Brands commits to funding of $90 million over the course of at least five (5) years starting with the Effective Date of the Settlement.
25.L Brands further agrees that, in the event of any transaction, including a sale, spin-off, or merger of any part of its business affected by the Management & Governance Measures following the execution of the Stipulation and during the five (5) year term of the Settlement (“Transaction”), the resulting or acquiring company shall have the obligation to maintain the Management & Governance Measures at the sold or spun-off enity(ies). The Company further agrees to include in any agreement(s) governing such Transaction a provision that binds the resulting or acquiring company to the Management & Governance Measures. In the event of any such Transaction, the Parties agree that the funding commitment set forth in Paragraph 24 above shall be split evenly between the remaining L Brands entity(ies) and the sold or spun-off entity(ies).
IV.REASONS FOR THE SETTLEMENT
26.Settling Shareholders’ Counsel believe that the claims raised in the Litigations and Demands have merit and that their investigations support the claims asserted and threatened. Without conceding the merit of any of the Defendants’ defenses, and in light of the benefits of the Settlement as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trial(s) and appeal(s), Settling Shareholders and Settling Shareholders’ Counsel have concluded that it is desirable that the Litigations be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Settling Shareholders and Settling Shareholders’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Actions against Defendants through trial(s) and through possible appeal(s). Settling Shareholders’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as would be entailed by the Actions, the difficulties and delays inherent in such litigation, the cost to L Brands – on behalf of which Settling Shareholders filed the Litigations or made Demands – and distraction to management of L Brands that would result from extended litigation. Based on their evaluation, and in light of what Settling Shareholders and Settling Shareholders’ Counsel believe to be the significant benefits conferred upon L Brands as a result of the Settlement, Settling Shareholders and Settling Shareholders’ Counsel have determined that the Settlement is in the best interests of Settling Shareholders and L Brands and have agreed to settle the Litigations and the Demands upon the terms and subject to the conditions set forth in the Stipulation.

27.Pursuant to the terms set forth in the Stipulation, the Stipulation (including the exhibits thereto) shall in no event be construed as, or deemed to be evidence of, an admission or concession by the Settling Shareholders of any infirmity in any of the claims asserted in the Actions, or an admission or concession that any of the Defendants’ defenses to liability or damages had any merit.
28.Each of the Individual Defendants denied and continues to deny that he or she has committed or attempted to commit any violations of law, any breaches of fiduciary duty owed to L Brands, or any wrongdoing whatsoever, and expressly maintains that, at all relevant times, he or she acted in good faith and in a manner that he or she reasonably believed to be in the best interests of L Brands and its stockholders. Each of the Individual Defendants likewise deny all of the allegations made by the Settling Shareholders in the Actions. Defendants further deny that Settling Shareholders, L Brands, or its stockholders suffered any damage or were harmed as a result of any act, omission, or conduct by the Individual Defendants as alleged in the Actions or otherwise. Defendants further assert, among other things, that the Settling Shareholders lack standing to litigate derivatively on behalf of L Brands because certain of the Settling Shareholders have not yet pleaded, and cannot properly plead, that a demand on the Board would be futile; and other of the Settling Shareholders have not yet pleaded, and cannot properly plead, that demand on the Board was improperly refused.
29.L Brands believes that the Settlement is in the best interests of the Company, its stockholders, and its employees. Defendants are, therefore, entering into this Settlement for the benefit of L Brands to eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Pursuant to the terms set forth below, the Stipulation (including the exhibits thereto) shall in no event be construed as, or deemed to be evidence of, an admission or concession by the Individual Defendants with respect to any claim of fault, liability, wrongdoing, or damage or any defect in the defenses that Individual Defendants have, or could have, asserted.
30.After deliberation and consideration of all information reasonably available to it, the Special Committee has unanimously concluded, in an exercise of its fiduciary duties, that the terms of the Settlement are fair and reasonable to L Brands and its stockholders and that it is in the best interests of the Company and its stockholders to enter into the Stipulation. The Special Committee has further unanimously concluded, in an exercise of its fiduciary duties, that the Settlement, including the improvements and changes in corporate governance since February 2020, confers substantial benefits on the Company and its stockholders and that L Brands is authorized, subject to Court approval, to enter into and take all actions necessary to effectuate the Settlement.

V.RELEASES
31.If the Settlement is approved, the Court will enter a Judgment dismissing the Ohio Action with prejudice pursuant to the terms of the Stipulation, the Settling Shareholders will withdraw their Demands and dismiss the Delaware Action, and, upon the Effective Date of the Settlement,1 the following releases will occur:
32.L Brands acting directly, Settling Shareholders acting directly and derivatively on behalf of L Brands, and any other L Brands Stockholder acting derivatively on behalf of L Brands, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, discharged, and dismissed with prejudice the Released Stockholder Claims (including Unknown Claims) against the Released Defendant Persons, which, as detailed in the Stipulation, means any and all claims, rights, demands, obligations, controversies, debts, disputes, damages, losses, actions, causes of action, issues, liabilities, and charges of any kind or nature whatsoever, whether in law or equity, including both known claims and Unknown Claims, suspected or unsuspected, accrued or unaccrued, fixed or contingent, liquidated or unliquidated, matured or unmatured, foreseen or unforeseen, whether arising under federal or state statutory or common law, or any other law, rule, or regulation, whether foreign or domestic, that (i) were asserted in any of the complaints filed in the Litigations or in the Demands in the Settling Matters, or (ii) could have been asserted by L Brands directly, by Settling Shareholders directly, or by Settling Shareholders or any other L Brands Stockholder derivatively on behalf of L Brands in any court, tribunal, forum, or proceeding, arising out of, relating to, based upon, or involving, directly or indirectly, any of the facts, allegations, practices, events, claims, disclosures, non-disclosures, occurrences, representations, statements, matters, transactions, conduct, actions, failures to act, omissions, or circumstances that were alleged or referred to in any of the complaints filed in the Litigations or in the Demands in the Settling Matters.2 In addition, upon the Effective Date, L Brands acting directly, the Settling Shareholders acting directly and derivatively on behalf of L Brands, and any other L Brands Stockholders acting derivatively on behalf of L Brands, shall be forever barred and enjoined from asserting, commencing, instituting, or prosecuting any of the Released Stockholder Claims against any Released Defendant Person.
33.Each of the Individual Defendants, the Special Committee, and L Brands shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, discharged, and dismissed with prejudice the Released Defendant Claims (including Unknown Claims) against the Released Stockholder Persons, which as detailed in the Stipulation, means any and all claims, rights, demands, obligations, controversies, debts,
1 The Effective Date of the Settlement is conditioned on the occurrence of each of the events described in Paragraph 6.1 of the Stipulation, which include the entry of the Judgment by the Court approving the Settlement and dismissing the Ohio Action with prejudice, the dismissal with prejudice of the other pending Litigations, the withdrawal of the Demands, and the passing of the dates upon which each of the dismissal orders in each of the Litigations become Final.
2 The Released Stockholder Claims shall not include (1) any claims relating to the enforcement of the Settlement or the Stipulation, (2) any claims that arise out of or are based upon any conduct of the Released Defendant Persons after the Effective Date, or (3) any direct claims of any L Brands Stockholder other than Settling Shareholders, including without limitation claims asserted under the federal securities laws.

disputes, damages, losses, causes of action, issues, liabilities, and charges of any kind or nature whatsoever, whether in law or equity, including both known claims and Unknown Claims, suspected or unsuspected, accrued or unaccrued, fixed or contingent, liquidated or unliquidated, matured or unmatured, foreseen or unforeseen, whether arising under federal or state statutory or common law, or any other law, rule, or regulation, whether foreign or domestic, that Defendants have or could have asserted against the Released Stockholder Persons or their counsel, arising out of, relating to, based upon, or involving, directly or indirectly, the institution, prosecution, or settlement of the claims asserted against Defendants.3 In addition, upon the Effective Date, each of the Individual Defendants, the Special Committee, and L Brands shall be forever barred and enjoined from asserting any Released Defendant Claims against any Released Stockholder Person.
34.By Order of the Court, pending final determination of whether the Settlement is approved, the Settling Shareholders and all other L Brands Stockholders are barred and enjoined from asserting, commencing, instituting, or prosecuting any of the Released Stockholder Claims against any of the Released Defendant Persons.
35.THE ABOVE DESCRIPTION OF THE PROPOSED RELEASES IS A SUMMARY. The complete terms, including the definitions of the Effective Date, Released Defendant Claims, Released Defendant Persons, Released Stockholder Claims, Released Stockholder Persons, and Unknown Claims, are set forth in the Stipulation, which is available on Bath & Body Works’ and Victoria’s Secret’s respective investor relations websites at https://www.bbwinc.com/investors and victoriassecretandco.com/investors and on Settling Shareholders’ Counsel’s websites at www.scott-scott.com/sdsettlements/lbrands/, https://www.cohenmilstein.com/case-study/l-brands-inc-derivative-litigation, https://www.blbglaw.com/cases-investigations/l-brands, https://www.quinnemanuel.com/the-firm/news-events/quinn-emanuel-announces-notice-of-settlement-with-victoria-s-secret-parent/#rootNodeId=1054&pageNumber=1&byNewsType=1749, https://www.bernlieb.com/featured-cases/giarratano-v-l-brands-inc/, and https://deleeuwlaw.com/l-brands-settlement.
VI.SETTLING SHAREHOLDERS COUNSEL’S APPLICATION FOR A FEE AND EXPENSE AWARD
36.After the Parties had agreed on all other material terms of the Settlement, the Parties separately negotiated in good faith to attempt to reach agreement concerning the amount of the Fee and Expense Award for Settling Shareholders’ Counsel. In light of benefits produced for L Brands by Settling Shareholders and Settling Shareholders’ Counsel in connection with the Settlement, the Litigations, the Demands, and the 220 Action, L Brands has agreed, subject to approval of the Court, that Settling Shareholders’ Counsel are entitled to a fee and expense award of $21 million. Pursuant to the agreement, Settling Shareholders’ Counsel intend to seek an aggregate award of attorney’s fees and expenses from the Court of no more than $21 million,
3 The Released Defendant Claims shall not include (1) any claims relating to the enforcement of the Settlement or the Stipulation, (2) any claims by the Defendants relating to insurance coverage or the right to indemnification, or (3) any claims that arise out of or are based upon any conduct of the Released Stockholder Persons after the Effective Date.

subject to approval by the Court (“Fee and Expense Award”). Settling Shareholders Rudi, Detroit, Lambrecht, and Giarratano may seek a service award not to exceed $10,000 for each such Settling Shareholder as part of the Fee and Expense Award. If awarded by the Court, each such service award shall be paid out of any Fee and Expense Award awarded to counsel representing that Settling Shareholder.
37.Settling Shareholders and Settling Shareholders’ Counsel agree not to request that any greater aggregate amount be awarded to Settling Shareholders’ Counsel by the Court in connection with the Settling Matters and L Brands and the Individual Defendants agree not to oppose the requested Fee and Expense Award so long as it does not exceed $21 million.
38.Bath & Body Works shall pay or Defendants shall cause their insurers to pay the full amount of any Fee and Expense Award awarded by the Court. L Brands Stockholders are not personally liable for any such fees or expenses.
39.The Fee and Expense Award is subject to approval by the Court at the Settlement Hearing and any change to the negotiated amount of the Fee and Expense Award will not otherwise affect the Finality of the Settlement. The Court’s decision granting, in whole or in part, the application by Settling Shareholders’ Counsel for a Fee and Expense Award is not a condition of the Stipulation or to entry of the Judgment. The request by Settling Shareholders’ Counsel for a Fee and Expense Award is to be considered by the Court separately from the Court’s consideration of the question whether the Settlement is fair, reasonable, adequate, and in the best interests of L Brands and L Brands Stockholders.
VII.SETTLEMENT HEARING AND RIGHT TO APPEAR AND OBJECT
40.The Court has scheduled a Settlement Hearing, to be held on January 18, 2022, at 11:00 a.m., either in person at the United States District Court for the Southern District of Ohio, 85 Marconi Boulevard, Columbus, Ohio 43215 (the “Settlement Hearing”), or by telephone or video conference (in the discretion of the Court), to consider whether the Judgment, substantially in the form of Exhibit D to the Stipulation, should be entered: (i) approving the terms of the Settlement as fair, reasonable, and adequate and in the best interests of L Brands and L Brands’ Stockholders; (ii) dismissing with prejudice the Ohio Action against Defendants pursuant to the terms of the Stipulation; and (iii) ruling upon Settling Shareholders Counsel’s application for a Fee and Expense Award.
41.Please Note: The date and time of the Settlement Hearing may change without further written notice to Current Company Stockholders. In addition, the COVID-19 pandemic is a fluid situation that creates the possibility that the Court may decide to conduct the Settlement Hearing by video or telephonic conference, or otherwise allow Current Company Stockholders to appear at the hearing by video or telephone, without further written notice. In order to determine whether the date and time of the Settlement Hearing have changed, or whether Current Company Stockholders must or may participate by telephone or video, it is important that you monitor the Court’s docket and Bath & Body Works’ and Victoria’s Secret’s respective investor relations websites at https://www.bbwinc.com/investors and victoriassecretandco.com/investors, before making any plans to attend the Settlement

Hearing. Any updates regarding the Settlement Hearing, including any changes to the date or time of the hearing or updates regarding in-person or remote appearances at the hearing, will be posted to those websites. If the Court requires or allows Current Company Stockholders to participate in the Settlement Hearing by telephone or video conference, the information for accessing the telephone or video conference will be posted to Bath & Body Works’ and Victoria’s Secret’s respective investor relations websites at https://www.bbwinc.com/investors and victoriassecretandco.com/investors.
42.Any Person who held L Brands stock as of July 29, 2021 and continues to hold common stock either in Bath & Body Works or Victoria’s Secret as of the date of the Settlement Hearing (Current Company Stockholder) may appear at the Settlement Hearing to show cause why the proposed Settlement should not be approved; why the Judgment should not be entered thereon; or why Settling Shareholders’ Counsel’s application for the Fee and Expense Award should not be granted; provided, however, that no such Person shall be heard or entitled to contest the approval of the terms and conditions of the proposed Settlement, the Judgment to be entered approving the same, or the application for the Fee and Expense Award, unless such Person has filed with the Clerk of the United States District Court for the Southern District of Ohio, Joseph P. Kinneary U.S. Courthouse, Room 121, 85 Marconi Boulevard, Columbus, Ohio 43215, and served (by hand, first-class mail or express service) on Settling Shareholders’ Counsel and counsel for the Special Committee of the Board, a written and signed notice of objection that includes: (i) the objector’s name, address, and telephone number (and if represented, that of his, her, or its counsel), along with a representation as to whether the objector intends to appear at the Settlement Hearing; (ii) proof that the objector owned shares of L Brands common stock as of July 29, 2021, and continues to hold common stock either in Bath & Body Works or Victoria’s Secret; (iii) a statement of the objections to any matters before the Court, the grounds for the objections or the reasons for the objector’s desiring to appear and be heard, as well as all documents or writings the objector desires the Court to consider, including any legal and evidentiary support; and (iv) if the objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identities of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the Settlement Hearing. Any such objection must be filed with the Court and received by the below-noted counsel by no later than twenty-one (21) calendar days prior to the Settlement Hearing (i.e., by no later than December 28, 2021).
Office of the Clerk
Joseph P. Kinneary U.S. Courthouse
Room 121
85 Marconi Boulevard
Columbus, Ohio 43215
Counsel for Plaintiff Rudi and Detroit Police & Fire
Geoffrey M. Johnson, Esq.
Scott + Scott Attorneys at Law LLP
12434 Cedar Road, Suite 12
Cleveland Heights, OH 44106

Counsel for Oregon
Julie G. Reiser, Esq.
Cohen Milstein Sellers & Toll PLLC
1100 New York Ave NW, Suite 500
Washington, DC 20005
Mark Lebovitch, Esq.
Bernstein Litowitz Berger & Grossmann LLP
1251 Avenue of the Americas
New York, NY 10020
Counsel for Giarratano and Kualii
Manisha M. Sheth, Esq.
Quinn Emanuel Urquhart & Sullivan LLP
51 Madison Avenue, 22nd Floor
New York, New York 10010
Stanley D. Bernstein, Esq.
Bernstein Liebhard LLP
10 East 40th Street
New York, New York 10016
Counsel for Lambrecht
P. Bradford deLeeuw, Esq.
deLeeuw Law LLC
1301 Walnut Green Road
Wilmington, Delaware 19807
Richard D. Greenfield, Esq.
Greenfield & Goodman LLC
1905 Spruce Street
Philadelphia, PA 19103
Counsel for the Special Committee of the Board, acting on behalf of L Brands
William D. Savitt
Wachtell, Lipton, Rosen & Katz
51 W. 52nd Street
New York, NY 10019
Robert W. Trafford
Porter, Wright, Morris & Arthur
41 South High Street
Suites 2800 – 3200
Columbus, OH 43215

43.Documentation establishing ownership of L Brands, Bath & Body Works, and/or Victoria’s Secret common stock must consist of copies of monthly brokerage account statements, or an authorized statement from the objector’s broker containing the information found in an account statement.
44.Unless the Court otherwise directs, no Person shall be entitled to object to the approval of the Settlement, the Judgment to be entered approving the Settlement, the application for a Fee and Expense Award, or otherwise be heard, except by serving and filing a written objection and supporting papers as prescribed above. Any Person who fails to object in the manner described above shall be deemed to have waived the right to object to any aspect of the proposed Settlement and the Fee and Expense Award (including any right of appeal or collateral attack); be forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement, the Judgment to be entered approving the Settlement, or the Fee and Expense Award; and be deemed to have waived and forever barred and foreclosed from being heard, in this or any other proceeding with respect to any matters concerning the Settlement or the Fee and Expense Award.
VIII.ORDER AND FINAL JUDGMENT OF THE COURT
45.The Parties will jointly request at the Settlement Hearing that the Court determine and enter the Judgment concluding that the Settlement is fair, reasonable, adequate, and in the best interests of L Brands and L Brands Stockholders. The Judgment shall, among other things:
a.Determine that the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and due process have been satisfied in connection with the Notice;
b.Approve the Settlement as fair, reasonable, adequate, and in the best interests of L Brands and L Brands Stockholders;
c.Dismiss the Ohio Action with prejudice on the merits, as against any and all Defendants, without costs except as provided in the Stipulation, and release the Released Claims; and
d.Determine the Settling Shareholders’ Counsel’s application for the Fee and Expense Award.
IX.SCOPE OF THIS NOTICE
46.This Notice does not purport to be a comprehensive description of the Settling Matters, the terms of the Settlement, or the Settlement Hearing. For the full details of the Ohio Action and the Settling Matters, L Brands Stockholders may inspect the pleadings, the Stipulation, and the orders entered by the Court and are referred to the office of the Clerk of Court, 85 Marconi Boulevard, Columbus, Ohio 43215. The Stipulation is also available on Bath & Body Works’ and Victoria’s Secret’s respective investor relations websites at https://www.bbwinc.com/investors and victoriassecretandco.com/investors.

47.If you have questions regarding the Settlement, you may call the following counsel for the Settling Shareholders: Geoffrey M. Johnson, Esq., Scott + Scott Attorneys at Law LLP, 12434 Cedar Road, Suite 12, Cleveland Heights, OH 44106, 1-800-404-7770, scottcases@scott-scott.com; Julie G. Reiser, Esq., Cohen Milstein Sellers & Toll PLLC, 1100 New York Ave NW, Suite 500, Washington, DC 20005, 1-202-408-4600, jreiser@cohenmilstein.com; and Manisha M. Sheth, Esq., Quinn Emanuel, Urquhart & Sullivan LLP, 51 Madison Avenue, 22nd Floor, New York, New York 10010, 1-212-849-7441, manishasheth@quinnemanuel.com.
                Form and substance approved by Court Order
                Dated August 25, 2021